Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221244, 333-222923, and 333-263809 on Form S-8 of our report dated January 31, 2024 relating to the financial statements of Novo Nordisk A/S and the effectiveness of Novo Nordisk A/S’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab
Copenhagen, Denmark
January 31, 2024